Exhibit 4.4



                    Private Securities Subscription Agreement



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                    PRIVATE SECURITIES SUBSCRIPTION AGREEMENT

                         American Bio Medica Corporation

     THIS PRIVATE SECURITIES SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned on September 17, 1996 in connection with the sale pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), of certain shares of 8% Cumulative Convertible Preferred Stock, Series A ("Preferred Shares"), convertible into shares of common stock (hereinafter the "Common Shares" and, collectively with the Preferred Shares, the ("Shares") of American Bio Medica Corporation, 102 Simons Road, Ancramdale, New York 12503, a corporation organized under the laws of New York (hereinafter the "Seller") to Midland Walwyn Capital Inc., located at 181 Bay Street, Toronto, Canada, (hereinafter the "Buyer"). Seller and Buyer (hereinafter collectively the "parties") each hereby represents, warrants and agrees as follows:

                   1.  AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

     (i) Seller and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act; and

     (ii) Buyer hereby subscribes for fifteen (15) Preferred Shares, at a purchase price of Ten Thousand Dollars ($10,000) U.S. per share, said Preferred Shares convertible into Common Shares in accordance with the terms set forth in the Certificate of Designation attached as Exhibit 1 to this Agreement, for an aggregate purchase price of $1,500,000 payable in United States Dollars at the Closing, as defined in Paragraph 4 hereof.

     (iii) No later than five (5) days after the Closing, Seller shall: (i) register as a reporting company with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) file within twenty days (20) after the closing a Registration Statement (the "Registration Statement") with the SEC to register the resale of the Common Shares by Buyer and shall cause the Registration Statement to become effective within one hundred twenty (120) days thereafter.

     (iv) Buyer shall pay the purchase price by delivering same day funds in United States Dollars to an escrow agent or as otherwise agreed between the parties, to be delivered to the order of Seller upon delivery of the Shares.

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     2. BUYER'S REPRESENTATIONS AND AGREEMENTS

                Buyer represents, warrants and agrees as follows:

     (i) Buyer understands that the Shares have not been registered under the Securities Act, or any other applicable securities law, and, accordingly, none of the Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to, or in a transaction exempt from registration under, the Securities Act and any other applicable securities law;

     (ii) Buyer is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D (an "Accredited Investor") that is acquiring the Shares either for its own account or as a fiduciary or agent for one or more institutional accounts as to which it exercises sole discretion, each of which is an Accredited Investor. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Buyer has had a reasonable opportunity to ask questions of and receive answers from Seller concerning Seller and the offering of the Shares. Buyer is not subscribing for the Shares as a result of or pursuant to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio. Buyer is aware that it (or such institutional account) may be required to bear the economic risk of an investment in the Shares for an indefinite period, and it (or such institutional account ) is able to bear such risk for an indefinite period;

     (A) Buyer is not a U.S. Person ("U.S. Person") as that term is defined in Rule 902(o) of Regulation S including, without limitation, if a business organization, such as a corporation or partnership, (1) it is organized under the laws of a jurisdiction other than the United States and (2) if organized by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, it was organized or incorporated and is owned by Accredited Investors who are not natural persons, estates or trusts;

     (B) The Preferred Shares were not offered to Buyer in the United States and at the time of execution of this Subscription Agreement and the time of any offer to Buyer to purchase the Preferred Shares hereunder, Buyer was physically outside the United States;

     (C) Buyer is purchasing the Preferred Shares for its own account and not on behalf of or for the benefit of any U.S. Person and the sale and resale of the Preferred Shares have not been prearranged with any U.S. Person or buyer in the Untied States;

     (D) Buyer agrees, and to the knowledge of Buyer, without any independent investigation, each distributor, if any, participating in the offering of the Preferred Shares, has agreed, that all offers and sales of the Preferred Shares prior to the expiration of a period commencing on the date of the Closing and ending forty (40) days thereafter (the "Restricted Period") shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S;

     (E) Buyer is not an underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of the securities offered or sold in reliance on Regulation S.

     (F) To the knowledge of Buyer, without any independent investigation, neither the Seller nor any distributor participating in the offering, nor any of their respective employees or agents, has conducted any "directed selling efforts" in the United States, as such term is defined in Rule 902 of Regulation S;

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     (iii) Buyer is acquiring  the Shares for its own account or for one or more institutional accounts as described in Paragraph 2(ii) hereof, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof (subject to any requirement of law that the disposition of its property or the property of such institutional account or
accounts  remain  within  its  or  their  control).   Buyer  agrees,   prior  to
registration of the Common Shares pursuant to the Registration Statement, on its own behalf and on behalf of any such institutional account for which it is acquiring the Shares to offer, sell or otherwise transfer any Shares only to Accredited Investors (subject to any requirement of law that the disposition of its property or the property of such institutional account or accounts remain within its or their control) in conformity with the Securities Act and any other applicable securities law and with the restrictions on transfer set forth on the
certificate(s)   evidencing  the  Shares.  Buyer  acknowledges  that,  prior  to registration of the Common Shares, each certificate evidencing the Preferred Shares shall bear a legend substantially to the effect of the foregoing paragraphs 2(i) and 2(ii) and this paragraph 2(iii). Such legend shall be in substantially the following form:

     "THE SHARES  EVIDENCED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE CORPORATION SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE CORPORATION AND MIDLAND WEYLAND CAPITAL LTD. DATED SEPTEMBER 17, 1996. A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE CORPORATION'S EXECUTIVE OFFICES."

     Following registration, Buyer agrees not to sell any Shares except in accordance with: (a) the Registration Statement, in which case Buyer agrees to comply with the requirement of delivering a current prospectus, (b) Rule 144 under the Securities Act, in which case Buyer agrees to comply with such rule, or (c) Regulation S under the Securities Act, in which case Buyer agrees to comply with such rule. Buyer agrees that it will not utilize Regulation S unless Seller breaches its obligations to have a registration statement relating to the Shares underlying the Preferred Shares declared and maintained effective.

     (iv) Each certificate representing Common Shares issued after registration pursuant to the Registration Statement shall bear no legend.

     (v) Buyer acknowledges that Seller or any transfer agent of Seller shall register the transfer or exchange of any of the Shares upon receipt of the certificate(s) evidencing such Shares with the transfer notice set forth thereon appropriately completed and, in the event of a transfer or exchange prior to registration, upon receipt in writing from the transferor and the transferee or the recipient of such Shares in such transfer or exchange (as the case may be) of a certificate setting forth the representations in Paragraph 2 hereof;

     (vi) If Buyer is acquiring any Shares as fiduciary or agent for one or more institutional accounts, Buyer represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such institutional account;

     (vii) Buyer acknowledges that Seller and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if, prior to the Closing, any of such acknowledgments, representations and agreements made by Buyer are no longer accurate, Buyer will promptly notify Seller;

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     (viii)  Buyer has received  all  information  necessary to make an informed business decision with respect to an investment in the Shares, including but not limited to Seller's latest Form 10-K, all Forms 10-Q and 8-K filed thereafter, and Proxy Statement for its latest fiscal year, and the use of proceeds and investment considerations, prepared by Seller, which are attached hereto as
Exhibit 3;

     (ix) This Agreement has been duly authorized, validly executed, and delivered on behalf of Buyer and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally; and

     (x) Buyer has not engaged and agrees not to engage in any short sales of the Corporation's common stock prior to the date the Preferred Shares become convertible, except to the extent that any such short sale is fully covered by shares of common stock of the Corporation other than the Common Shares to be acquired upon conversion of the Preferred Shares purchased pursuant to this Agreement.

     3. SELLER'S REPRESENTATIONS AND AGREEMENTS

     Seller represents, warrants and agrees as follows:

     (i)  Seller  has  not  conducted  any  general   solicitation   or  general
advertising (as defined in Regulation D) with respect to any of its securities;

     (ii) The Shares when issued and delivered will be duly and validly authorized and issued, fully-paid and nonassessable, free and clear of any liens, encumbrances, charges, or adverse claims of any nature whatsoever, and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller with respect to the Shares;

     (iii) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

     (iv) The execution and delivery of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the Certificates of Incorporation or By-laws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets;

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     (v) No  authorization,  approval or consent of or filing with any  federal, state or local governmental body of the United States is legally required for the issuance and sale of the Shares as contemplated by this Agreement, except that Seller will file any necessary Form D, Certificate of Designation and/or any necessary state blue sky filings;

     (vi) The information provided by or on behalf of Seller to Buyer and referred to in Section 2(viii) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which, and at the time at which, they were made, not misleading. Since [December 31, 1995], there has been no material adverse development in the business, properties, operations, financial condition or results of operations of Seller, except as disclosed in the documents referred to in Section 2(vii) hereof. Seller's common stock trades on the Nasdaq Market;

     (vii) Seller will issue one or more certificates representing the Preferred Shares in the name of Buyer in such denominations to be specified by Buyer prior to closing. The Preferred Shares will bear the restrictive legend specified in
Section 2(iii) of this Agreement. Seller further warrants that no instructions other than these instructions and stop transfer instructions to give effect to
Section 2(i) hereof will be given to the transfer agent and also warrants that the Shares shall otherwise be transferable on the books and records of Seller as and to the extent provided in this Agreement, subject to compliance with Federal and State securities laws. Nothing in this Section shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares;

     (viii) Seller shall not issue any press release or file any Form 8-K with the SEC in connection with this Agreement or the securities being sold pursuant hereto unless and until Buyer has reviewed and approved any such document for such use; Seller will promptly inform Buyer of any material change in the Company's business or business practices; and

     (ix) Subject to the terms of the Registration Rights Agreement attached hereto as Annex I, Seller agrees to file the Registration Statement with the SEC within twenty (20) days after the Closing and shall cause the Registration Statement to be declared effective within one hundred twenty (120) days thereafter. If the Company fails to cause the Registration Statement to be declared effective within such period, the Company will pay a cash penalty of 2% of the amount raised for each 30 day period thereafter prorated for any period less than 30 days. In the event the Registration Statement is not declared effective within 180 days, Buyer can obtain freely tradable common stock through Regulation S to the Securities Act of 1933.

     (x) Seller agrees that it will not without prior approval of Buyer sell in any nonpublic transaction, any equity security or security convertible into an equity security for a period of 120 days after the date upon which the registration statement is declared effective.

     4. CLOSING. Preferred Share certificates shall be delivered to Buyer and the funds therefor shall be delivered to Seller on September 17, 1996 (the "Closing") or at such time to be mutually agreed.

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     5. CONDITIONS TO CLOSING

     (i) Buyer understands that Seller's obligation to sell the Preferred Shares is conditioned upon Company's existence and status as a Company which has filed a Form 10SB with the Securities and Exchange Commission which will become effective on September 21, 1996 and pursuant thereto, the Company will become a fully reporting company, and compliance with section (12) of the Securities Exchange Act as well as delivery into escrow or otherwise as agreed between Buyer and Seller by Buyer of the amount set forth in Paragraph 1 hereof.

     (ii) Seller understands that Buyer's obligation to purchase and pay for the Preferred Shares is conditioned upon delivery of certificate(s) representing Preferred Shares as described in Paragraph 1(ii) hereto and provision of an opinion of counsel, in customary form, confirming the matters set out in Section 3(ii), (iii), (iv) and (v) above, and 5(i).

     (iii) Seller understands that Buyer's obligation to purchase and pay for the Preferred Shares is conditioned upon Seller and Buyer entering into a Registration Rights Agreement substantially in the form of Annex I hereto.

     6. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to rules governing the conflict of laws. Facsimile signatures of this agreement shall be binding on all parties hereto.



     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.



                           MIDLAND WALWYN CAPITAL, INC.

                           By: s/Gregory W.  Murphy
                                 -------------------
                                 Gregory W.  Murphy,
                                   Senior Vice-President



                               AMERICAN BIOMEDICA CORPORATION

                              By:    s/Stan Cipkowski
                                     -----------------
                                       Stan Cipkowski,
                                          President




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